EXHIBIT 10.39





                                            TRI-PARTY AGREEMENT



         THIS TRI-PARTY AGREEMENT (this "Agreement"), dated as of May 23, 1997, by and among International Thoroughbred Breeders, Inc. a Delaware corporation ("ITB"), Las Vegas Entertainment Network, Inc., a Delaware corporation ("LVEN"), and Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("CSFB"), is made with reference to the following:



         (a) that certain Loan Agreement, dated as of even date herewith, by and among ITB, certain of ITB's subsidiaries (together with ITB, the "Borrowers"), and CSFB (the "Loan Agreement"),



         (b) that certain Subordination Agreement, dated as of even date herewith, by and among LVEN, LVEN's wholly owned subsidiary, Casino-Co Corporation ("Casino-Co"), LVEN's wholly owned subsidiary, Las Vegas Communications Corporation, ITB, Orion Casino Corporation ("Orion"), and CSFB (the "Subordination Agreement"),



         (c) that certain Letter Agreement, dated as of January 22, 1996, by and among LVEN, Countryland Properties, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of LVEN ("Countryland"), Casino-Co, ITB, and Orion (the "Letter Agreement"), and



         (d) that certain promissory note issued by ITB and Orion to the order of LVEN's wholly owned subsidiary, Countryland Properties, Inc. ("Countryland") in the original principal amount of $10,500,000 (the "B Note"), which B Note is secured by a lien on certain real property of Orion known as the El Rancho Hotel and Casino (the "El Rancho Property").



         In order to induce ITB and CSFB to enter into the Loan Agreement and to induce LVEN, ITB, Orion, and CSFB to enter into the Subordination Agreement, LVEN (on its own behalf and on behalf of Casino-Co), ITB, and CSFB each have agreed to set forth their agreement regarding (i) a transaction whereby the B
Note is converted into shares of common stock of ITB par value $2.00 per share ("ITB Stock"), and (ii) a transaction whereby ITB would acquire Casino-Co. The parties' agreement is as follows:



1. LVEN represents and warrants to ITB and CSFB that Countryland previously has assigned all of its right, title, and interest in and to the B Note to Casino-Co.



                                       er.

         2. LVEN represents and warrants to ITB and CSFB that the outstanding principal balance of the B Note currently is $10,500,000 and that there is approximately $1,100,000 of accrued and unpaid interest in respect thereof.

                                       er.

         3. LVEN represents and warrants to ITB and CSFB that there currently exists an unsecured, intercompany payable (the "Intercompany Payable") owing from Casino-Co to LVEN in respect of the B Note in the approximate amount of $11,600,000. In addition, the parties acknowledge that an additional intercompany amount of $2,910,000, together with interest thereon, is owed by Casino-Co to LVEN on account of funds loaned by Casino-Co to NPD, Inc. ("NPD"), which amount, including the interest thereon, (i) does not constitute a part of the Intercompany Payable and (ii) that prior to the consummation of the Permitted Acquisition (as herein defined), (y) such amount (including interest) will either be paid in full by NPD to Casino-Co, with the proceeds to be distributed as a dividend to LVEN, or (z) the rights to receive such repayment will be transferred and assigned to LVEN or another affiliate of LVEN.



         4. Subject to receiving approval of their respective boards of directors, each of ITB and LVEN agrees that, as soon as practicable following the date of the execution and delivery of this Agreement, the B Note (and any and all interest, penalties, or other amounts accrued and unpaid thereon) shall be converted into shares of ITB Stock (the "Permitted Debt Conversion"). The Permitted Debt Conversion shall be effected in whole and not in part. In order to effect the Permitted Debt Conversion, ITB will be required to issue (A) 2,093,868 shares (the "Conversion Shares") of ITB Stock to Casino-Co in exchange for the receipt of the B Note marked cancelled, and (B) 232,652 shares (the "Lender Conversion Shares") of ITB Stock to CSFB in consideration of CSFB's consent to the Permitted Debt Conversion. LVEN and CSFB agree that ITB shall not be obligated to pay any other consideration to LVEN, Casino-Co or CSFB in connection with the Permitted Debt Conversion and none of LVEN, Casino-Co or CSFB shall have the right to demand or receive any such other consideration, and ITB agrees with CSFB that it will not pay any additional consideration in connection with the Permitted Debt Conversion. LVEN agrees to seek approval of the Permitted Debt Conversion from its board of directors at its next scheduled board of directors meeting following the date hereof and agrees promptly to notify ITB and CSFB of its receipt (or disapproval, as applicable) of such approval. ITB agrees to seek approval of the Permitted Debt Conversion from its board of directors at its next scheduled board of directors meeting following the date hereof and agrees promptly to notify ITB and CSFB of its receipt (or disapproval, as applicable) of such approval. Upon delivery of notices from LVEN and ITB indicating approval of their respective boards of directors of the Permitted Debt Conversion, ITB and LVEN agree that the Permitted Debt Conversion transaction shall be consummated within a period of not more than 10 days.
Within 30 days of this Agreement, LVEN and ITB agree to enter into a registration rights agreement respecting the Conversion Shares and the Acquisition Shares (as herein defined) and providing for 2 demand rights, unlimited piggyback rights, and other customary provisions.





                                       er.

         5. When the Permitted Debt Conversion is consummated, the parties agree that the deed of trust lien in favor of Casino-Co with respect to the El Rancho Property shall be released.



         6. When the Permitted Debt Conversion is consummated, LVEN agrees simultaneously to cause Casino-Co to distribute the Conversion Shares to LVEN as repayment in full of the Intercompany Payable and any and all interest accrued and unpaid thereon.



         7. At the time of the consummation of the Permitted Debt Conversion, and as a condition precedent to its effectiveness, LVEN agrees to execute and deliver an irrevocable proxy respecting the Conversion Shares in favor of Mr. Nunzio P. DeSantis ("Mr. DeSantis"), which proxy shall be irrevocable until the earlier of (w) the date on which the loan (the "CSFB Loan") and all of the other obligations of the Borrowers owing to CSFB under the Loan Agreement (and the related loan documents) have been repaid in full, (x) the date on which LVEN distributes the Conversion Shares to its shareholders generally, (y) the date on which LVEN sells the Conversion Shares to or LVEN is acquired by, or merged with or into, a person or entity that is not affiliated with LVEN or Mr. Joseph A. Corazzi ("Mr. Corazzi"), and (z) the date on which Mr. DeSantis dies or becomes mentally incompetent.



         8. LVEN represents and warrants to ITB and CSFB that Casino-Co has no assets or liabilities other than those set forth on Schedule A attached hereto.



         9.   Irrespective   of  whether  the  Permitted   Debt   Conversion  is
consummated, but subject to receiving approval of their respective boards of directors, each of ITB and LVEN agrees that, as soon as practicable following the date of the execution and delivery of this letter agreement, ITB shall acquire Casino-Co (the "Permitted Acquisition"). The Permitted Acquisition may be accomplished by means of purchase of all of the stock of Casino-Co (the "Casino-Co Stock"), or a merger of Casino-Co with and into ITB (or a subsidiary of ITB).



         10. As a condition precedent to the consummation of the Permitted Acquisition, ITB, at its sole cost and expense, shall have received an opinion from a nationally recognized investment banking firm reasonably satisfactory to CSFB (it being expressly understood that such investment banking firm may, but need not, be an affiliate of CSFB) respecting the fair market value of Casino-Co (the "ITB Fairness Opinion Value") and opining that the proposed consideration (as set forth in paragraph 15 below) is fair to the shareholders of ITB from a financial point of view (the "ITB Fairness Opinion").



11. As a condition precedent to the consummation of the Permitted Acquisition, LVEN, at its sole cost and expense, shall have received one or more opinions from one

                                       er.

        or more investment banking firms satisfactory to LVEN respecting the fair market value of Casino-Co (the highest value established by such opinions, the "LVEN Fairness Opinion Value") and opining that the proposed consideration (as set forth in paragraph 15 below) is fair to the shareholders of LVEN from a financial point of view (the "LVEN Fairness Opinion").



         12. As a condition precedent to the consummation of the Permitted Acquisition, CSFB shall have been given reasonable access to the books and records of Casino-Co in order to determine that Casino-Co has no assets or liabilities other than those set forth on Schedule A attached hereto and the same shall remain true up to the date of the consummation of the Permitted Acquisition.



         13. As a condition precedent to the consummation of the Permitted Acquisition, ITB also shall have been given reasonable access to the books and records of Casino-Co in order to determine that Casino-Co has no assets or liabilities other than those set forth on Schedule A attached hereto and the same shall remain true up to the date of the consummation of the Permitted Acquisition.



         14. LVEN agrees to cause Casino-Co to provide representatives of CSFB and ITB, upon prior written request, with access during normal business hours, to the books and records of Casino-Co for the purpose of conducting the audits contemplated by paragraphs 12 and 13 above.



         15. In order to effect the Permitted Acquisition, ITB will be required to issue shares of ITB Stock (i) to LVEN in an amount equal to the result of (A) 90% times the greater of the ITB Fairness Opinion Value or the LVEN Fairness Opinion Value, divided by (B) the average bid price for ITB Stock during the 20 trading days prior to the closing date (the "Acquisition Shares") in exchange for 100% of the shares of Casino-Co Stock (or the consummation of a merger or asset purchase transaction), and (ii) to CSFB in an amount equal to the result of (A) 10% times the greater of the ITB Fairness Opinion Value or the LVEN Fairness Opinion Value, divided by (B) the average bid price for ITB Stock during the 20 trading days prior to the closing date (the "Lender Consideration Shares") in consideration for Lender's consent to the Permitted Acquisition. LVEN and CSFB agree that ITB shall not be obligated to pay any other consideration to LVEN, Casino- Co, or CSFB in connection with the Permitted Acquisition and none of LVEN, Casino-Co, or CSFB shall have the right to demand or receive any such other consideration, and ITB agrees with CSFB that it will not pay any additional consideration in connection with the Permitted Acquisition. LVEN agrees to seek approval of the Permitted Acquisition from its board of directors at its next scheduled board of directors meeting following the date hereof and agrees promptly to notify ITB and CSFB of its receipt (or disapproval, as applicable) of such approval. ITB agrees to seek approval of the Permitted Acquisition from its board of directors at its next scheduled board of directors meeting following the

                                       er.

        date hereof and agrees promptly to notify ITB and CSFB of its receipt (or disapproval, as applicable) of such approval. Subject to reasonable extensions for acts of force majeure, delays occasioned by commercial complexities that could not reasonably have been foreseen, or delays caused by compliance with legal or regulatory requirements, and subject to the prior receipt of the approvals therefor from their respective boards of directors, ITB and LVEN agree to close the Permitted Acquisition within 90 days of the date hereof.



         16. When the Permitted Acquisition is consummated, ITB agrees that it shall promptly thereafter cause Casino-Co to release all liens, if any, in favor of Casino-Co with respect to the El Rancho Property.



         17. If the Permitted Conversion is not consummated, but the Permitted Acquisition is consummated, LVEN agrees that the delivery to it by ITB of the Acquisition Shares also shall effect repayment in full of the Intercompany Payable and any and all interest accrued and unpaid thereon.



         18. At the time of the consummating of the Permitted Acquisition, and as a condition precedent to its effectiveness, LVEN agrees to execute and deliver an irrevocable proxy respecting the Acquisition Shares in favor of Mr. DeSantis, which proxy shall be irrevocable until the earlier of (w) the date on which the CSFB Loan and all of the other obligations of the Borrowers owing to CSFB under the Loan Agreement (and the related loan documents) have been repaid in full, (x) the date on which LVEN distributes the Acquisition Shares to its shareholders generally, (y) the date on which LVEN sells the Acquisition Shares to, or LVEN is acquired by, or merged with or into, a person or entity that is not affiliated with LVEN or Mr. Corazzi, and (z) the date on which Mr.
DeSantis dies or becomes mentally incompetent.



         19. Anything contained in the Loan Agreement (the related loan documents) or the Subordination Agreement to the contrary notwithstanding, CSFB agrees that ITB and LVEN can consummate the Permitted Conversion and/or the Permitted Acquisition so long as they are consummated on the terms and conditions set forth herein and further agrees that LVEN shall constitute a "Permitted Holder" under the Loan Agreement; provided, however, anything contained in this Agreement (including the last sentence of paragraph 15 hereof), the Loan Agreement, or the other loan documents to the contrary notwithstanding, the failure to consummate both the Permitted Conversion and the Permitted Acquisition on the terms hereunder within 90 days following the date hereof, for whatever reason, shall constitute an "Event of Default" under the Loan Agreement.



         20. Anything contained in this Agreement to the contrary notwithstanding, LVEN and ITB agree amongst themselves that LVEN and ITB shall not be obligated to complete the Permitted Acquisition if LVEN has repaid the CSFB Loan (on behalf of ITB and in accordance with the provisions of the Loan Agreement) in accordance with a separate Bi-

                                       er.

        Lateral Agreement, of even date herewith, between LVEN and ITB. The foregoing is merely to reflect an agreement between LVEN and ITB and is not intended to create any rights in favor of, or obligations on the part of, CSFB.



         21. The parties hereto agree to execute and deliver such other documents and to take such actions (including actions in connection with any required regulatory approvals and actions to consummate the Acquisition on a tax free basis) as reasonably may be required to carry out the purposes and intent of this letter agreement.



         22. If any legal action or proceeding is brought by any party hereto to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, irrespective of whether such actin or proceeding is settled or prosecuted to final judgment, shall pay all of the reasonable attorneys fees and costs incurred by the prevailing party.



         23. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the parties hereto.



         24. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and integrated statement of the terms and conditions of their agreement.



         25. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.





                                       er.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.





                          CREDIT SUISSE FIRST
BOSTON

                          MORTGAGE CAPITAL LLC

                               By: /s/Lance J. Graber
                                     Title: Vice President





          LAS VEGAS
          ENTERTAINMENT
          NETWORK, INC.


          By: /s/JOSEPH A. CORAZZI
           Title: President







          INTERNATIONAL
          THOROUGHBRED
          BREEDERS, INC.




          By: /s/Nunzio DeSantis
          Title: Chief Executive Officer

                       er.